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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1997, except for Note N, as to which the date is February 17, 1997, in the Registration Statement (Form S-4) and related Prospectus of Tracor, Inc. for the registration of $250,000,000 of 8 1/2% Senior Subordinated Notes due 2007.


                                                /s/ Ernst & Young LLP


Austin, Texas

March 28, 1997